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                                                               EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in this Registration Statement of Investors Financial Services Corp. (the "Company") on Form S-3 of our report dated January 25, 2001, incorporated by reference in Registration Statement No. 333-51278 on Form S-3, as amended.

         We also consent to the incorporation by reference in this Registration Statement of the Company on Form S-3 of our report on management's assertion that Investors Bank & Trust Company maintained effective internal control over financial reporting, including safeguarding of assets, dated January 25, 2001, incorporated by reference in Registration Statement No. 333-51278 on Form S-3, as amended.

/s/ DELOITTE & TOUCHE LLP
February 1, 2001
Boston, Massachusetts